AMERICAN FINANCIAL GROUP, INC. ** IMPORTANT NOTICE ** Regarding the Availability of Proxy Materials	Shareholder Meeting to be held on 05/14/09
Proxy Materials Available
You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

• Notice and Proxy Statement • Annual Report • Form 10-K
PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 04/30/09.

AMERICAN FINANCIAL GROUP, INC. ATTN: SUITE 919 ONE EAST FOURTH STREET CINCINNATI, OH 45202
HOW TO VIEW MATERIALS VIA THE INTERNET
Have the 12 Digit Control Number located on the following page and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET-   www.proxyvote.com
2) BY TELEPHONE-   1-800-579-1639
3) BY E-MAIL*-      sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information	How To Vote
Meeting Type: Annual Meeting Date: 05/14/09 Meeting Time: 11:30 A.M. For holders as of: 03/17/09	Vote In Person
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Meeting Location:	Vote By Internet
The Cincinnatian Hotel Second Floor - Filson Room 601 Vine Street Cincinnati, Ohio 45202
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time either on (i) May 11, 2009 for shares in employee benefit plans, or (ii) May 13, 2009 for all other shares. Have your notice in hand when you access the web site and follow the instructions.

Voting items

The Board of Directors recommends a vote FOR
the following Nominees:

1.  Proposal to Elect Directors

Nominees:

01)	Carl H. Lindner	06)	James E. Evans
02)	Carl H. Lindner III	07)	Terry S. Jacobs
03)	S. Craig Lindner	08)	Gregory G. Joseph
04)	Kenneth C. Ambrecht	09)	William W. Verity
05)	Theodore H. Emmerich	10)	John I. Von Lehman

The Board of Directors recommends a vote FOR the following Proposal:

2.  Proposal to ratify the Audit Committee's appointment of Ernst & Young LLP as the Company's Independent Public Accountants for 2009.

The Board of Directors recommends a vote FOR the following Proposal:

3.  Proposal to Approve the Annual Co-CEO Equity Bonus Plan.